UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2018

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.    Changes in Registrant’s Certifying Accountant.
On June 5, 2018, Northern Oil and Gas, Inc. (the “Company”) received notice that Grant Thornton LLP has declined to stand for re-appointment as its independent registered public accounting firm for the fiscal year ending December 31, 2018.
Neither of Grant Thornton’s reports on the financial statements of the Company for the fiscal years ended December 31, 2016 or 2017 contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
In connection with the audit of the Company’s financial statements for the fiscal years ended December 31, 2016 and 2017, and the subsequent interim period through June 5, 2018, (i) there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference, in connection with its opinion, to the subject matter of such disagreements and (ii) there was no “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K.
We have provided Grant Thornton with a copy of the foregoing disclosure and requested that Grant Thornton furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from Grant Thornton is attached as Exhibit 16.1 to this Current Report on Form 8-K.
The Company has begun the process of evaluating potential candidates to serve as its new independent registered public accounting firm.  The Company will promptly disclose its engagement of a new independent registered public accounting firm once the process has been completed and a firm has been formally engaged by the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On June 1, 2018, Roy “Ernie” Easley was appointed to the Board of Directors (the “Board”) of Northern Oil and Gas, Inc. (the “Company”). Mr. Easley is currently Senior Vice President - Exploration and Development at CH4 Energy. Previously, Mr. Easley has served in various roles at companies including BOPCO, L.P., Hunt Oil Company, Chieftain International, Tana Oil and Gas Corporation, and Exxon Company, U.S.A. Mr. Easley will initially serve on the Board’s audit committee and executive committee, and will participate in the Company’s 2018 compensation program for non-employee directors. The Company previously agreed to appoint Mr. Easley to the Board pursuant to the amended and restated letter agreement, dated May 15, 2018, between the Company, TRT Holdings, Inc. and certain other parties (the “TRT Governance Agreement”). The Company’s disclosure regarding the TRT Governance Agreement that was included in its Current Report on Form 8-K filed with the SEC on May 18, 2018, is incorporated herein by reference.

Executive Employment Agreement

On June 1, 2018, the Company entered into an amended and restated employment agreement with Erik Romslo, the Company’s Executive Vice President, General Counsel and Secretary, replacing his prior employment agreement with the Company. Under his new agreement, Mr. Romslo is entitled to a $325,000 annualized cash base salary, which is consistent with his prior agreement and matches his existing base salary. The terms and conditions of Mr. Romslo’s new agreement are otherwise substantially similar to the Company’s employment agreement with its new Chief Financial Officer, Nicholas O’Grady, which also became effective on June 1, 2018. The Company’s disclosure regarding Mr. O’Grady’s employment agreement that was included in its Current Report on Form 8-K filed with the SEC on May 31, 2018, is incorporated herein by reference. A copy of Mr. Romslo’s new agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the foregoing description is qualified in its entirety by reference to the full text of such agreement.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated June 1, 2018, between Northern Oil and Gas, Inc. and Erik Romslo.
16.1	Letter from Grant Thornton LLP, dated June 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2018	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary